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                                                                    EXHIBIT 16.1

Ellis Foster
Chartered Accountants
1650 West 1st Avenue                           Reply Attention: Neal G. Clarance
Vancouver, BC  V6J 1G1
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April 16, 1999




United States Securities & Exchange Commission
Washington, DC  20549


Dear Sirs/Mesdames:

We have read Item 8 of the Form 10-KSB of Modern Records, Inc. for the year ended October 31, 1998, and agree with the statements made therein.



Yours truly,

/s/  ELLIS FOSTER
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Chartered Accountants
Vancouver, Canada